Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant                                     [X]
Filed by a Party other than the Registrant              [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[ ] Definitive Additional Material

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

JUNIPER NETWORKS, INC.
Lisa C. Berry
Vice President, General Counsel and Secretary

Payment of Filing Fee:

[X] No fee required.

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[ ] Fee computed per table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

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

                                      LOGO

                 NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS

     The 2000 Annual Meeting of Stockholders of Juniper Networks, Inc. will be held on Thursday, May 4, 2000 at 9:00 a.m. at The Historic Del Monte Building, 100 South Murphy Street, Third Floor, Sunnyvale, California 94086, to conduct the following business:

          1. Elect two directors for three-year terms;

          2. Amend the Certificate of Incorporation to increase the number of authorized shares of common stock;

          3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2000; and

          4. To consider such other business as may properly come before the meeting.

     Stockholders who owned shares of Juniper Networks common stock at the close of business on March 7, 2000 are entitled to attend and vote at the meeting. A complete list of the Company's stockholders will be available at the Company's offices at 529 Almanor, Sunnyvale, California 94086 prior to the meeting.

                                          By Order of the Board of Directors

                                          Lisa C. Berry
                                          Vice President, General Counsel and
                                          Secretary

This notice of meeting and proxy statement and accompanying proxy card are being distributed on or about April 13, 2000.
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        As a stockholder of Juniper Networks, Inc. you have a right to vote on certain matters affecting the Company. This proxy statement describes the proposals you are voting on this year. It contains important information for you to consider when deciding how to vote so please read it carefully.

                            YOUR VOTE IS IMPORTANT.
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

                                PROXY STATEMENT

QUESTIONS AND ANSWERS

Q: WHO CAN VOTE AT THE ANNUAL MEETING?

A: Stockholders who owned Juniper Networks common stock on March 7, 2000 may attend and vote at the annual meeting. Each share is entitled to one vote. There were 156,504,433 shares of Juniper Networks common stock outstanding on March 7, 2000.

Q: WHY AM I RECEIVING THIS PROXY STATEMENT?

A:This proxy statement describes proposals on which we would like stockholders to vote. It gives you information on these proposals, as well as other information, so that you can make an informed decision.

Q: WHAT AM I VOTING ON?

A:We are asking you to vote on:

  - the election of two directors;

  - an amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock; and

   - the ratification of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2000.

     There is additional information appearing later in this proxy statement relating to the nominees for election to the Board of Directors, the proposed amendment to the Certificate of Incorporation and the ratification of Ernst & Young LLP.

Q: HOW DO I VOTE?

A:You may vote by any one of the four methods described below.

  1. YOU MAY VOTE BY MAIL.

     You do this by completing and signing your proxy card and mailing it in the enclosed prepaid and addressed envelope. If you mark your voting instructions on the proxy card your shares will be voted as you instruct.

     If you do not mark your voting instructions on the proxy card, your shares will be voted:

     - FOR the two named nominees for directors,

     - FOR the proposed amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock, and

      - FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2000.

   2. YOU MAY VOTE BY TELEPHONE.

      You do this by following the "Vote by Telephone" instructions that came with this proxy statement. If you vote by telephone, you do not need to mail in your proxy card.

   3. YOU MAY VOTE ON THE INTERNET.

      You do this by following the "Vote by Internet" instructions that come with this proxy statement. If you vote by Internet, you do not need to mail in your proxy card.

   4. YOU MAY VOTE IN PERSON AT THE MEETING.

      We will pass out written ballots to anyone who would like to vote at the meeting. However, if you hold your shares in street name, you must request a proxy from your stockbroker in order to vote at the meeting. Holding shares in "street name" means that your shares are held by the broker in its name but in your account. This is not the same as shares that are described on your brokerage statements as in "safekeeping" -- those shares are in fact in your name.

Q: WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A:It means that you have multiple accounts at the transfer agent or with stockbrokers. Please complete and return all proxy cards to ensure that all of your shares are voted.

Q: WHAT IF I CHANGE MY MIND AFTER I RETURN MY PROXY?

A:You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

  - signing another proxy card with a later date,

  - voting by telephone or on the Internet (your latest telephone or Internet vote is counted), or

   - voting at the meeting.

Q: WILL MY SHARES BE VOTED IF I DO NOT RETURN MY PROXY CARD?

A:If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares.

  Brokerage firms have authority to vote clients' unvoted shares on some "routine" matters. If you do not give a proxy to vote your shares, your brokerage firm may either:

  - vote your shares on routine matters, or

  - leave your shares unvoted.

  When a brokerage firm votes its customers' unvoted shares on routine matters, these shares are counted to determine if a quorum exists to conduct business at the meeting. A brokerage firm cannot vote customers' unvoted shares on non-routine matters. These shares are considered not entitled to vote on non-routine matters, rather than as a vote against the matters.

  We encourage you to provide instructions to your brokerage firm by giving your proxy. This ensures that your shares will be voted at the meeting.

  You may have granted discretionary voting authority over your account to your stockbroker.

  Your stockbroker may be able to vote your shares depending on the terms of the agreement you have with your stockbroker.

  If you hold the shares in your own name, you must vote your shares either by returning a proxy card, voting by telephone or on the Internet or by voting in person at the meeting.

  If you do not vote your shares by mail, telephone, Internet or in person, your shares will not be counted.

Q:HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

A:To hold the meeting and conduct business, a majority of the Company's outstanding shares as of March 7, 2000 must be present at the meeting. This is called a quorum.

   Shares are counted as present at the meeting if the stockholder either:

   - is present and votes in person at the meeting, or

   - has properly submitted a proxy card, either by mail, telephone or on the Internet.

Q:HOW MANY VOTES MUST THE NOMINEES HAVE TO BE ELECTED AS DIRECTORS?

A:The two nominees receiving the highest number of yes votes will be elected as directors. This number is called a plurality.

Q:HOW MANY VOTES MUST THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION HAVE TO
  PASS?

A:To pass, the amendment must receive "FOR" votes from a majority of the Company's common shares outstanding as of March 7, 2000.

Q:HOW MANY VOTES MUST THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT
  AUDITORS RECEIVE?

A:To pass, the ratification of the independent auditors must receive "FOR" votes from a majority of the shares present at the meeting in person or by proxy.

Q:IS CUMULATIVE VOTING PERMITTED FOR THE ELECTION OF DIRECTORS?

A:In the election of directors, you may elect to cumulate your vote. Cumulative voting will allow you to allocate, as you see fit, the total number of votes equal to the number of director positions to be filled multiplied by the number of shares held by you. For example, if you own three shares of stock, you can allocate six "FOR" votes (3X2) to as few or as many persons as you choose. Cumulative voting only applies to the election of directors. If you choose to cumulate your votes, you will need to make an explicit statement of your intent to do so, either by so indicating in writing on the proxy card or by stating so when voting at the annual meeting.

Q: HOW ARE VOTES COUNTED?

A:You may either vote "FOR" or "AGAINST" each nominee for director. You may vote
  "FOR," "AGAINST" or "ABSTAIN" on the proposals to amend the Certificate of Incorporation and to ratify the appointment of the independent accountants.

  If you abstain from voting on the amendment or the ratification, it has the same effect as a vote against.

  If you give your proxy without voting instructions, your shares will be counted as a vote FOR each nominee, FOR the amendment to the Certificate of Incorporation and FOR ratification of the appointment of the independent auditors.

Q: WHO WILL COUNT THE VOTES?

A:Voting results are tabulated and certified by our transfer agent, Norwest Bank
  Minnesota, N.A.

Q: IS MY VOTE CONFIDENTIAL?

A:Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Q:WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE MEETING?

A:The proxy card enables you to grant a proxy to those persons named as proxy holders, Marcel Gani, the Company's Chief Financial Officer and Lisa C. Berry, the Company's Vice President, General Counsel and Secretary, to vote your shares at the meeting, as you have instructed them on the proxy card. If an additional proposal is properly presented for a vote they will have the discretion to vote your shares on such additional matters. If for some unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

  Even if you plan to attend the meeting, it is a good idea to complete and return your proxy card before the meeting date.

Q: WHERE DO I FIND VOTING RESULTS OF THE MEETING?

A:We will announce preliminary voting results at the meeting. We will publish the final result in our quarterly report on Form 10-Q for the second quarter of fiscal year 2000.

Q: WHO PAYS FOR THE COST OF SOLICITING PROXIES?

A:Juniper Networks is using Skinner & Co., an outside proxy solicitation firm, to solicit proxies this year at a cost of approximately $7,000. The Company is paying the cost of distributing and soliciting proxies. As a part of the process, Juniper Networks reimburses brokers, nominees, fiduciaries and other custodians reasonable fees and expenses in forwarding proxy materials to stockholders.

Q:HOW DO I SUBMIT A PROPOSAL TO BE INCLUDED IN THE PROXY?

A:If you want us to consider including a proposal in the proxy statement for next year, you must deliver it to the Company's Corporate Secretary at our principal executive offices no later than December 2, 2000. The Company's bylaws contain specific procedural requirements regarding a stockholder's ability to nominate a director or submit a proposal to be considered at a meeting of stockholders. If you would like a copy of the procedures contained in our bylaws, please contact: Corporate Secretary, Juniper Networks, Inc., 385 Ravendale Drive, Mountain View, CA 94043.

              STRUCTURE AND COMPENSATION OF THE BOARD OF DIRECTORS

NUMBER OF DIRECTORS AND TERMS


     Our Board of Directors consists of six authorized members. Two directors are nominees for election this year. The remaining four directors will continue to serve the terms described below.


     The structure of our Board of Directors is that of a staggered board. The directors are divided into three classes, Class I, Class II and Class III, with each class being as nearly equal in number as possible with a three year term for each class. Mr. Kriens and Mr. Stensrud are Class I directors and have been nominated for re-election as described herein. Dr. Sindhu and Mr. Khosla are each Class II directors and will stand for re-election at the Company's annual meeting of stockholders to be held in 2001. Mr. Hearst and Mr. Kramlich are each Class III directors and will stand for re-election at the Company's annual meeting of stockholders to be held in 2002.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS


     The Board of Directors held seven regular meetings during 1999. Except for Dr. Sindhu, each director attended at least 75% of all board and applicable committee meetings during 1999. The committees of the Board of Directors are described in the table below. The Board of Directors does not have a nominating committee or a committee serving a similar function; instead the Board of Directors acts as a whole on such matters.


  COMMITTEE - MEMBERS              FUNCTIONS OF THE COMMITTEE           NUMBER OF MEETINGS - 1999
  -------------------       ----------------------------------------    -------------------------
Audit Committee:            - Reviews internal accounting procedures                1
William R. Hearst III
                            - Consults with and reviews the services
C. Richard Kramlich           provided by independent accountants
                            - Recommends selection of independent
                              accountants to the board

Compensation Committee:     - Reviews and recommends to the board of                2
Vinod Khosla                  directors the compensation of all
                              officers and directors, including
William R. Stensrud           stock compensation and loans
                            - Establishes and reviews general
                            policies relating to the compensation
                              and benefits of employees

DIRECTOR COMPENSATION

     We do not currently compensate our directors in cash for their service as members on the Board of Directors, although they are reimbursed for certain expenses in connection with attendance at Board of Director and committee meetings. Under our Amended and Restated 1996 Stock Plan, non-employee directors are eligible to receive stock option grants at the discretion of the Board of Directors or other administrator of the Amended and Restated 1996 Stock Plan.

MEMBERS OF THE BOARD OF DIRECTORS

     Scott Kriens Mr. Kriens has served as President, Chief Executive Officer and Chairman of the Board of Directors of Juniper Networks since October 1996. From April 1986 to January 1996, Mr. Kriens served as Vice President of Sales and Vice President of Operations at StrataCom, Inc., a telecommunications equipment company, which he co-founded in 1986. Mr. Kriens received a B.A. in Economics from California State University, Hayward.

     Pradeep Sindhu Dr. Sindhu co-founded Juniper Networks in February 1996 and served as Chief Executive Officer and Chairman of the Board of Directors until September 1996. Since then, Dr. Sindhu has served as Vice Chairman of the Board of Directors and Chief Technical Officer of Juniper Networks. From September 1984 to February 1991, Dr. Sindhu worked as a Member of the Research Staff, and from March 1987 to February 1996, as the Principal Scientist, and from February 1994 to February 1996, as Distinguished Engineer at the Computer Science Lab, Xerox Corporation, Palo Alto Research Center, a technology research center. Dr. Sindhu holds a B.S.E.E. from the Indian Institute of Technology in Kanpur, an M.S.E.E. from the University of Hawaii and a Masters in Computer Science and Ph.D. in Computer Science from Carnegie-Mellon University.

     William R. Hearst III Mr. Hearst is a partner with Kleiner Perkins Caufield & Byers, a venture capital firm located in Menlo Park, California. He has served on the Board of Directors of Juniper Networks since February 1996. From May 1995 to August 1996, he was the Chief Executive Officer of At Home Corporation, a high speed Internet access and consumer online services company. Mr. Hearst was editor and publisher of the San Francisco Examiner from 1984 until 1995. Mr. Hearst also serves on the boards of Excite@Home, RePlay Networks, Com21, Inc., Oblix, Inc., BigVine, Geocast, Zing, New Access Communications, the Hearst Corporation and Hearst-Argyle Television. He is a Fellow of the AAAS, a Trustee of Carnegie

Institution in Washington, D.C., and a Trustee of the California Academy of Sciences. Mr. Hearst is a 1972 graduate of Harvard University, holding an A.B. degree in Mathematics.

     Vinod Khosla Mr. Khosla has been a General Partner with the venture capital firm of Kleiner Perkins Caufield & Byers since February 1986. He has served on the Board of Directors of Juniper Networks since February 1996. Mr. Khosla was a co-founder of Daisy Systems Corporation, an electronic design automation company, and the founding Chief Executive Officer of Sun Microsystems, Inc., a computer and data networking company. Mr. Khosla also serves on the boards of Asera, Concentric Network Corporation, Corio Inc., Corvis Corporation, Siara Systems and QWEST Communications International, Inc., as well as several other private companies. Mr. Khosla holds a B.S.E.E. from the Indian Institute of Technology in New Delhi, an M.S.E. from Carnegie-Mellon University, and an M.B.A. from the Stanford Graduate School of Business.

     C. Richard Kramlich Mr. Kramlich is the co-founder and has been a General Partner of New Enterprise Associates, L.P., a venture capital fund, since 1978. He has served on the Board of Directors of Juniper Networks since February 1996. He is a director of Zhone Technologies, Force 10 Networks, Financial Engines, InfoGear, Netsolve, Verticom, Visual EDGE, Healtheon Corporation, Com21, Inc., Lumisys, Inc. and Silicon Graphics, Inc. Mr. Kramlich holds a B.S. from Northwestern University and an M.B.A. from Harvard Business School.


     William R. Stensrud Mr. Stensrud has been a General Partner with the venture capital firm of Enterprise Partners since January 1997. He has served on the Board of Directors of Juniper Networks since October 1996. Mr. Stensrud was an independent investor and turn-around executive from March 1996 to January 1997. During this period, Mr. Stensrud served as President of Paradyne Corporation and as a director of Paradyne Corporation, GlobeSpan Corporation and Paradyne Partners LLP, all data networking companies. From January 1992 to July 1995, Mr. Stensrud served as President and Chief Executive Officer of Primary Access Corporation, a data networking company acquired by 3Com Corporation. From 1986 to 1992, Mr. Stensrud served as the Marketing Vice President of StrataCom, Inc., a telecommunications equipment company, which Mr. Stensrud co-founded. Mr. Stensrud also serves on the boards of Rhythms NetConnections Corporation, Paradyne Corporation, Packeteer Corporation, Airfiber, Asian Trading.com, Chromisys, Edupoint, Ensemble Communications, iAsia Works, LongBoard, Reflex Communications and Solis Micro Technologies. He holds a B.S. degree in Electrical Engineering and Computer Science from Massachusetts Institute of Technology.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

     There are two nominees for election to the Board of Directors this year. The nominees for director this year are Scott Kriens and William Stensrud. Each nominee is presently a director of the Company and has served as a director since the Company's last annual meeting. Information regarding the business experience of each nominee is provided below. The Company has a classified board of directors and Mr. Kriens and Mr. Stensrud, if elected, will serve a three year term until the Company's annual meeting in 2003 and until their respective successors are elected. Each of the nominees has consented to serve a new three-year term. There are no family relationships among our executive officers and directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION TO THE BOARD OF EACH OF THE FOLLOWING.

VOTE REQUIRED

     The two persons receiving the highest number of votes represented by outstanding shares of common stock present or represented by proxy and entitled to vote will be elected.

SCOTT KRIENS
Director since October 1996
Age 42 Mr. Kriens has served as President, Chief Executive Officer and Chairman of the Board of Directors of Juniper Networks since October 1996. From April 1986 to January 1996, Mr. Kriens served as Vice President of Sales and Vice President of Operations at StrataCom, Inc., a telecommunications equipment company, which he co-founded in 1986. Mr. Kriens received a B.A. in Economics from California State University, Hayward.


WILLIAM R. STENSRUD
Director since October 1996
Age 49 Mr. Stensrud has been a General Partner with the venture capital firm of Enterprise Partners since January 1997. He has served on the Board of Directors of Juniper Networks since October 1996. Mr. Stensrud was an independent investor and turn-around executive from March 1996 to January 1997. During this period, Mr. Stensrud served as President of Paradyne Corporation and as a director of Paradyne Corporation, GlobeSpan Corporation and Paradyne Partners LLP, all data networking companies. From January 1992 to July 1995, Mr. Stensrud served as President and Chief Executive Officer of Primary Access Corporation, a data networking company acquired by 3Com Corporation. From 1986 to 1992, Mr. Stensrud served as the Marketing Vice President of StrataCom, Inc., a telecommunications equipment company, which Mr. Stensrud co-founded. Mr. Stensrud also serves on the boards of Rhythms NetConnections Corporation, Paradyne Corporation, Packeteer Corporation, Airfiber, Asian Trading.com, Chromisys, Edupoint, Ensemble Communications, iAsia Works, LongBoard, Reflex Communications and Solis Micro Technologies. He holds a B.S. degree in Electrical Engineering and Computer Science from Massachusetts Institute of Technology.

                                  PROPOSAL TWO

                 AMENDMENT TO THE CERTIFICATE OF INCORPORATION


     The Board of Directors is asking stockholders to approve an amendment to the Certificate of Incorporation to increase the authorized shares of common stock from 200,000,000 to 1,000,000,000 shares -- an increase of 800,000,000 shares. Currently, the Company has 200,000,000 shares of authorized common stock of which only approximately 6,500,000 shares remain that are available for issuance by the Company. As of March 7, 2000, approximately 193,500,000 of the 200,000,000 authorized shares had been used or reserved for use as follows:


     - 156,000,000 are issued and outstanding shares;

     - 21,000,000 shares are reserved for stock options that have been granted;

     - 13,000,000 shares are reserved for future issuances under incentive stock plans; and

     - 3,500,000 shares are reserved for issuance upon conversion of the Company's 4.75% Convertible Subordinated Notes Due March 15, 2007.


     Of immediate importance, however, is the belief of the Board of Directors that it is in the best interests of the stockholders to broaden the stockholder base. In order to achieve that broadened base of stockholders, the Company has announced that the Board of Directors has declared, subject to stockholder approval of the amendment to the Company's Certificate of Incorporation described in this Proxy Statement, a two-for-one stock split to be effected in the form of a 100% stock dividend. If this Proposal Two is approved by the stockholders, a minimum of approximately 193,500,000 shares will be required to distribute the stock dividend to stockholders and to reserve shares for issuance pursuant to existing commitments such as the stock plans (as described above).



     The limited number of shares remaining is not sufficient to effect the proposed two-for-one stock split or to provide the Company with the ongoing flexibility to anticipate and react in a timely manner to changes in the competitive environment in which the Company operates.



     The Company's Board of Directors believes it is prudent to increase the number of authorized shares of common stock to the proposed level in order to provide the necessary shares for the issuance in connection with the proposed two-for-one stock split and to provide a reserve of shares available for issuances in connection with possible future actions, including but not limited to:



     - additional stock splits or stock dividends if the Board of Directors believes that a further broadening of the stockholder base is desirable;


     - grants under employee benefit and employee stock incentive plans which enables the Company to continue to be able to attract and retain highly qualified employees in an increasingly competitive environment;

     - financings, corporate mergers and acquisitions; and

     - other general corporate purposes.

     The Company's Board of Directors also believes that the increased number of shares will provide the Company with the flexibility necessary to react quickly to the equity markets given the financial environment in which the Company operates. For example, in 1999 and 2000 the Company raised approximately $390,000,000 and $1,120,000,000 respectively, through the issuance of the Company's common stock and notes convertible into the Company's common stock, respectively.


     Having such additional authorized common stock available for issuance in the future would allow the Board of Directors to issue shares of common stock without the delay and expense associated with the necessity of obtaining prior stockholder approval. Elimination of this delay will better enable the Company to engage in financing transactions and mergers and acquisitions on an opportunistic and more competitive basis as market and financial conditions continue to change. Other than as set forth above, the Company is not presently planning to issue or use any of the proposed additional authorized shares of common stock, and has no present arrangements, understandings or plans concerning the issuance or use of the proposed additional authorized shares.

POSSIBLE EFFECTS OF THE AMENDMENT

     If the proposed amendment is approved, the Board of Directors may cause the issuance of additional shares of common stock without the further vote of stockholders of the Company, except as provided under Delaware corporate law or under the rules of any national securities exchange on which shares of common stock of the Company are then listed.

     Current holders of common stock have no pre-emptive or like rights, which means that current stockholders do not have a prior right to purchase any new issue of common stock of the Company in order to maintain their proportionate ownership thereof. The effects of the authorization of additional shares of common stock may also include dilution of the voting power of currently outstanding shares. Future issuances of additional authorized shares of common stock may, among other things, have a dilutive effect on earnings per share of the common stock.

     In addition, the Board of Directors could use authorized but unissued shares to create impediments to a takeover or a transfer of control of the Company. Accordingly, an effect of the increase in the number of authorized shares of common stock may be to deter a future takeover attempt which holders of common stock may deem to be in their best interest or in which holders of common stock may be offered a premium for their shares over the market price.

     The Board of Directors is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized common stock is not prompted by any specific effort or takeover threat currently perceived by management. Moreover, management does not currently intend to propose anti-takeover measures in the foreseeable future.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 200,000,000 TO 1,000,000,000 SHARES.


                                 PROPOSAL THREE

                      RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Ernst & Young LLP as Juniper Networks' independent auditors for the current fiscal year. Ernst & Young has served as auditors for Juniper Networks since its inception. Representatives of Ernst & Young LLP are expected to attend the meeting, where they will be available to respond to questions and, if they desire, to make a statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS JUNIPER NETWORKS' INDEPENDENT AUDITORS FOR THE 2000 FISCAL YEAR.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as of March 7, 2000 concerning each beneficial owner of more than 5% of the Company's common stock. The number of shares beneficially owned is determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such owner has the sole or shared voting power or investment power and also any shares that such owner has the right to acquire as of May 7, 2000 (within 60 days of the record date of March 7, 2000) through the exercise of any stock option or other right. Unless otherwise indicated, each person, has sole investment and voting power (or shares such powers with his spouse) with respect to the shares set forth in the following table.

                                                               AMOUNT AND NATURE
           NAME AND ADDRESS OF BENEFICIAL OWNER             OF BENEFICIAL OWNERSHIP   PERCENTAGE OF CLASS
           ------------------------------------             -----------------------   -------------------
Kleiner Perkins Caufield & Byers VII L.P..................     29,235,938 shares(1)          18.68%
2750 Sand Hill Road
Menlo Park, CA 94025
Ericsson Business Networks AB.............................      9,745,203 shares              6.23%
S-131 89
Stockholm, Sweden
FMR Corp..................................................     15,856,434 shares(2)          10.13%
82 Devonshire Street
Boston, MA 02109

---------------
(1) This amount is based on a total of 32,363,673 shares, reported on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2000, held by affiliated entities of Kleiner Perkins Caufield & Byers, a venture capital firm and subsequently reduced by a distribution to limited partners.

(2) Based on information reported on Schedule 13G filed with the Securities and Exchange Commission on February 10, 2000. FMR Corp. reports sole voting power with respect to 1,016,316 shares, no shared voting power, sole dispositive power with respect to 15,856,434 shares and no shared dispositive power.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information as of March 7, 2000 concerning the security ownership of the executive officers and directors of the Company's common stock. The number of shares beneficially owned is determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such owner has the sole or shared voting power or investment power and also any shares that such owner has the right to acquire as of May 7, 2000 (within 60 days of the record date of March 7, 2000) through the exercise of any stock option or other right. Unless otherwise indicated, each person, has sole investment and voting power (or shares such powers with his spouse) with respect to the shares set forth in the following table.

                                                          AMOUNT AND NATURE
       NAME AND ADDRESS OF BENEFICIAL OWNER(1)         OF BENEFICIAL OWNERSHIP    PERCENTAGE OF CLASS(2)
       ---------------------------------------         -----------------------    ----------------------
Scott Kriens(3)......................................      7,098,844 shares                4.53%
Chairman, Chief Executive Officer and
President
Pradeep Sindhu(4)....................................      6,561,355 shares                4.16%
Vice Chairman, Chief Technical Officer
Marcel Gani(5).......................................      1,131,495 shares                   *
Chief Financial Officer
Steven Haley(6)......................................      1,138,265 shares                   *
Vice President Worldwide Sales and Service

                                                          AMOUNT AND NATURE
       NAME AND ADDRESS OF BENEFICIAL OWNER(1)         OF BENEFICIAL OWNERSHIP    PERCENTAGE OF CLASS(2)
       ---------------------------------------         -----------------------    ----------------------
Peter Wexler(7)......................................      1,848,060 shares                1.18%
Vice President Engineering
William R. Hearst III(8).............................     29,339,780 shares               18.75%
Director
c/o Kleiner Perkins Caufield & Byers
2750 Sand Hill Road
Menlo Park, CA 94025
Vinod Khosla(9)......................................     29,376,601 shares               18.77%
Director
c/o Kleiner Perkins Caufield & Byers
2750 Sand Hill Road
Menlo Park, CA 94025
C. Richard Kramlich(10)..............................      3,898,427 shares                2.49%
Director
c/o New Enterprise Associates
2490 Sand Hill Road
Menlo Park, CA 94025
William R. Stensrud(11)..............................        903,000 shares                   *
Director
c/o Enterprise Partners
7979 Ivanhoe Avenue, Suite 550
La Jolla, CA 92037
All Directors and Executive Officers as a group           55,211,763 shares               35.19%
  (10 persons) (12)..................................


---------------
  *  Less than 1% of the outstanding shares of common stock.

 (1) Unless otherwise noted above, the address for each of the officers and directors is c/o Juniper Networks, Inc., 385 Ravendale Drive, Mountain View, CA 94043.

 (2) The percentages are calculated using 156,504,533 outstanding shares of the Company's common stock on March 7, 2000.

 (3) Includes 100,000 shares which are subject to options that may be exercised within 60 days of March 7, 2000. Also includes 1,297,102 shares which as of March 7, 2000 are subject to a right of repurchase by the Company.

 (4) Includes 60,000 shares which are subject to options that may be exercised within 60 days of March 7, 2000. Also includes a total of 180,000 shares held in custody for Dr. Sindhu's children pursuant to the California Uniform Transfers to Minors Act and a total of 735,000 shares held in trusts for the benefit of Dr. Sindhu and his spouse.

 (5) Includes 379,687 shares which as of March 7, 2000 are subject to a right of repurchase by the Company. All shares are held in a trust of which Mr. Gani and his spouse are trustees.


 (6) Includes 99,837 shares which are subject to options that may be exercised within 60 days of March 7, 2000. Also includes 358,594 shares which as of March 7, 2000 are subject to a right of repurchase by the Company. Includes 60,000 shares held in the name of the Haley Family Foundation Trust, 18,753 shares held by Mr. Haley's spouse and a total of 90,000 shares held in trust for the benefit of Mr. Haley's children.


 (7) Includes 3,060 shares which are subject to options that may be exercised within 60 days of March 7, 2000. Also includes 464,063 shares which as of March 7, 2000 are subject to a right of repurchase by the Company.

 (8) Includes 29,235,938 shares held by entities affiliated with Kleiner Perkins Caufield & Byers. Mr. Hearst is a general partner of Kleiner Perkins Caufield & Byers and is a Director of Juniper Networks. Mr. Hearst disclaims beneficial ownership of shares held by those entities, except to the extent of his proportional interest arising from his partnership interest in Kleiner Perkins Caufield & Byers.

 (9) Includes 57,459 shares held by a trust for Mr. Khosla's benefit and 29,235,938 shares held by entities affiliated with Kleiner Perkins Caufield & Byers. Mr. Khosla is a general partner of Kleiner Perkins Caufield & Byers and is a Director of Juniper Networks. Mr. Khosla disclaims beneficial ownership of shares held by those entities, except to the extent of his proportional interest arising from his partnership interest in Kleiner Perkins Caufield & Byers.

(10) Includes 3,698,433 shares held by entities affiliated with New Enterprise Associates. Mr. Kramlich is a general partner of New Enterprise Associates and is a director of Juniper Networks. Mr. Kramlich disclaims beneficial ownership of shares held by those entities, except to the extent of his proportional interest in New Enterprise Associates.

(11) Includes 22,500 shares which as of March 7, 2000 are subject to a right of repurchase by the Company. Includes 768,000 shares held in a trust as community property.


(12) Includes all shares referenced in Notes 2 through 11 above, except that the shares beneficially owned by entities affiliated with Messrs. Hearst and Khosla are counted only once in this calculation. Also includes 840,105 shares beneficially owned by one other executive officer of which 127,605 are subject to options which may be exercised within 60 days of March 7, 2000 and 15,105 which as of March 7, 2000 are subject to a right of repurchase by the Company.


                             EXECUTIVE COMPENSATION

     The following table shows, for the last three fiscal years, compensation information for the Company's Chief Executive Officer and the next four most highly compensated executive officers. These officers are referred to herein as Named Executive Officers.

                           SUMMARY COMPENSATION TABLE


                                                                                 LONG-TERM COMPENSATION
                                                                             ------------------------------
                                          ANNUAL COMPENSATION                     AWARDS          PAYOUTS
                             ---------------------------------------------      RESTRICTED       SECURITIES
                                                            OTHER ANNUAL           STOCK         UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR   SALARY($)   BONUS($)   COMPENSATION($)      AWARD(S)($)      OPTIONS(1)   COMPENSATION($)
---------------------------  ----   ---------   --------   ---------------   -----------------   ----------   ---------------
Scott Kriens............     1999   $170,000    $ 5,000        $   --(2)            NA            900,000        $     --
Chairman,                    1998    170,000         --         1,200(2)            NA              3,735              --
  Chief Executive            1997    170,000         --            --               NA                 --              --
  Officer and President
Pradeep Sindhu..........     1999   $145,000    $12,425        $   --(2)            NA            540,000        $     --
Vice Chairman and            1998    140,225     25,000         1,004(2)            NA              5,355              --
  Chief Technical            1997    114,000         --            --               NA                 --              --
  Officer
Marcel Gani.............     1999   $150,000    $12,500        $   --(2)            NA            240,000        $     --
Chief Financial Officer      1998    150,000         --         1,133(2)            NA              2,745              --
                             1997    131,500         --            --               NA                 --              --
Steven Haley............     1999   $175,000    $    --        $   --(2)            NA            465,000        $284,203(3)
Vice President               1998    150,000     69,039         1,133(2)            NA            114,390              --
  Worldwide                  1997     62,109         --            --               NA                 --              --
  Sales and Service
Peter Wexler............     1999   $150,000    $ 6,000        $   --(2)            NA            240,000        $     --
Vice President               1998    150,000         --         1,133(2)            NA              3,060              --
  Engineering                1997    137,500         --            --               NA                 --              --


---------------
(1) The underlying share amounts have been adjusted for the three-for-one split of the Company's common stock for holders of record on December 31, 1999 and paid on January 14, 2000.

(2) Consists of the standard employee benefit portion paid by the Company for all employees for premiums for term life insurance. No amounts are reported for 1999 since they are less than the lesser of: (a) $50,000 or (b) 10% of the total salary and bonus for each of the Named Executive Officers.

(3) Consists of commissions.

                       STOCK OPTION GRANTS AND EXERCISES

     The following tables set forth the stock options granted to the Named Executive Officers under the Company's stock option plans and the options exercised by such Named Executive Officers during the fiscal year ended December 31, 1999.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The Option/SAR Grant Table sets forth hypothetical gains or "option spreads" for the options at the end of their respective ten-year terms, as calculated in accordance with the rules of the Securities and Exchange Commission. Each gain is based on an arbitrarily assumed annualized rate of compound appreciation of the market price at the date of grant of 5% and 10% from the date the option was granted to the end of the option term. Actual gains, if any, on option exercises are dependent on the future performance of the Company's common stock and overall market conditions.

                                        PERCENT OF
                           NO. OF      TOTAL OPTIONS                             POTENTIAL REALIZABLE VALUE AT
                         SECURITIES       GRANTED                                ASSUMED ANNUAL RATES OF STOCK
                         UNDERLYING    TO EMPLOYEES    EXERCISE                 APPRECIATION FOR OPTION TERM(3)
                           OPTIONS        DURING       PRICE PER   EXPIRATION   --------------------------------
         NAME              GRANTED       PERIOD(1)     SHARE(2)       DATE            5%               10%
         ----            -----------   -------------   ---------   ----------   --------------    --------------
Scott Kriens...........   900,000(4)       5.39%        $60.71      10/04/09     $34,361,211       $87,078,055
Pradeep Sindhu.........   540,000(4)       3.24%        $60.71      10/04/09     $20,616,727       $52,246,834
Marcel Gani............   240,000(5)       1.44%        $60.71      10/04/09     $ 9,162,990       $23,220,815
Steven Haley...........    30,303(6)       0.18%        $ 3.30      02/10/09     $    62,889       $   159,374
                          119,697(6)       0.72%        $ 3.30      02/10/09     $   248,413       $   629,528
                          315,000(7)       1.89%        $60.71      10/04/09     $12,026,424       $30,477,320
Peter Wexler...........   240,000(5)       1.44%        $60.71      10/04/09     $ 9,162,990       $23,220,815

---------------
(1) Based on an aggregate of 16,684,089 options granted by the Company during the fiscal year ended December 31, 1999, to employees, directors and consultants, including the Named Executive Officers. All of the option grant numbers and price per share numbers have been adjusted for the three-for-one split of the Company's common stock for stockholders of record on December 31, 1999.

(2) Options were granted at an exercise price equal to the fair market value of the Company's common stock, as determined in good faith by the Board of Directors. As of the effective date of the initial public offering, options are granted at fair market value on the date of grant.

(3) The potential realizable value is calculated based on (a) the ten year term of the option at its time of grant; (b) the assumption that the closing price for the common stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option; and (c) the assumption that the option is exercised and sold on the last day of its term for the appreciated stock price.

(4) The option grants to Mr. Kriens and Dr. Sindhu vest in 36 equal monthly installments beginning January 1, 2000.

(5) The option grants to Mr. Gani and Mr. Wexler vest in 24 equal monthly installments beginning January 1, 2001.

(6) The option grant to Mr. Haley for 30,303 shares is an incentive stock option. The option grant to Mr. Haley for 119,697 shares is a non-statutory stock option.

(7) The option grant to Mr. Haley for 315,000 shares has a staggered vesting schedule. The option to purchase 195,000 of the shares vests in 12 equal monthly installments beginning January 1, 2001, and the option to purchase 120,000 shares vests in 12 equal monthly installments beginning January 1, 2002.

     OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table shows stock option exercises and the value of unexercised stock options held by the Named Executive Officers during the last fiscal year.

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                 OPTIONS AT              IN-THE-MONEY OPTIONS AT
                               SHARES                         DECEMBER 31, 1999           DECEMBER 31, 1999(2)
                             ACQUIRED ON      VALUE      ---------------------------   ---------------------------
           NAME               EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----              -----------   -----------   -----------   -------------   -----------   -------------
Scott Kriens...............        --             --           --         900,000              --     $47,362,500
Pradeep Sindhu.............     5,355       $ 22,015           --         540,000              --     $28,417,500
Marcel Gani................        --             --           --         240,000              --     $12,630,000
Steven Haley...............    30,465       $204,792       82,035         465,000      $9,274,508     $33,081,870
Peter Wexler...............        --             --        3,060         240,000      $  345,100     $12,630,000

---------------
(1) Based on the fair market value of our stock on the date of exercise, minus the exercise price, multiplied by the number of shares issued upon exercise.

(2) The value of in-the-money options is based on the closing price on December 31, 1999 of $113.333 per share, minus the per share exercise price, multiplied by the number of shares underlying the option.

                             EMPLOYMENT AGREEMENTS

     The Company entered into a change of control agreement with Mr. Kriens on October 1, 1996, which provides that he will be entitled to base compensation and benefit payments for a period of three months, in the event that his employment is terminated in connection with a change of control of Juniper Networks. Further, Mr. Kriens' restricted stock would be released from any repurchase option and his stock options would become vested and exercisable as to an additional amount equal to that amount which would have vested and become exercisable had Mr. Kriens remained employed for a period of 18 months following the change of control. If his employment continues following a change of control, his stock options will be vested and exercisable at a rate 1.5 times the rate otherwise set forth in the stock option agreement for a period of twelve months following the change of control. Under the employment agreement, Mr. Kriens is entitled to receive three months' base compensation and benefits, regardless of whether there is a change of control, in the event that his employment is involuntarily terminated. Upon involuntary termination, and regardless of whether there has been a change of control, Mr. Kriens' restricted stock and stock options would become immediately vested and exercisable as to an additional amount equal to the number of stock options which would have become vested and exercisable during the three-month period following the involuntary termination had Mr. Kriens remained employed by the Company.

     The Company entered into a change of control agreement with Mr. Gani in February 1997, which provides that he will be entitled to receive base compensation and benefits for a period of three months, in the event of involuntary termination. In the event of a change of control at Juniper Networks, the vesting of Mr. Gani's stock options will accelerate as to that number of options equal to the number of shares that would vest over the next 30 months in accordance with the Company's standard vesting schedule or the balance of his unvested stock, whichever amount is less.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE

     The Compensation Committee (the "Committee") is comprised of two of the independent, non-employee members of the Board of Directors, neither of whom have interlocking relationships as defined by the Securities and Exchange Commission. The Committee is responsible for setting and administering the policies governing annual compensation of executive officers, considers their performance and makes recommendations regarding their cash compensation and stock options to the full Board of Directors. As the

Company only recently established the Committee in connection with its initial public offering, there is a limited history; however the Committee expects, pursuant to its charter, to periodically review the approach to executive compensation and make changes as competitive conditions and other circumstances warrant.

COMPENSATION PHILOSOPHY

     In June 1999, the Company completed the initial public offering of its common stock and became a reporting company at that time. To date, the compensation of the executive officers has reflected a "start-up" philosophy with the salary component at lower levels and the stock component at higher levels than would otherwise be applicable in an established company environment.

     In reviewing the compensation for the upcoming fiscal year, the Committee addressed two distinct areas in order to meet the needs of the Company as it continues to grow and mature. First, the Committee recognizes that in order for the Company to develop new products and scale the business, the ability to attract, retain and reward executive officers who will be able to operate effectively in a high growth complex environment is vital. In that regard, the Company must offer compensation that (a) is competitive in the industry; (b) motivates executive officers to achieve the Company's strategic business objectives; and (c) aligns the interests of executive officers with the long-term interests of stockholders. Second, the compensation structure that has been in place is reflective of a "start-up" company and needs to be restructured over a finite period of time to reflect the size and value of the Company.

     The Company currently uses salary, a management incentive plan and stock options to meet these requirements. For incentive-based compensation, the Committee considers the desirability of structuring such compensation arrangements so as to qualify for deductibility under Section 162(m) of the Internal Revenue Code. As the Committee applies this compensation philosophy in determining appropriate executive compensation levels and other compensation factors, the Committee reaches its decisions with a view towards the Company's overall performance.

EXECUTIVE OFFICER COMPENSATION

     The Committee's approach is predicated upon the philosophy that a substantial portion of aggregate annual compensation for executive officers should be contingent upon the Company's performance and an individual's contribution to the Company's success in meeting certain critical objectives. In addition, the Committee strives to align the interests of the Company's executive officers with the long-term interests of stockholders through stock option grants such that grants of stock options should relate the performance of the executive to the market perception of the performance of the Company.

     The Company provides its executive officers with a compensation package consisting of base salary, variable incentive pay and participation in benefit plans generally available to other employees. The Committee considers market information from published survey data provided to the Committee by the Company's human resources staff. The market data consists primarily of base salary and total cash compensation rates, as well as incentive bonus and stock programs of other companies considered by the Committee to be peers in the Company's industry.


     Base Salary. Current salaries for executive officers were originally set based on the "start up" nature of the Company. The Committee determined that it should increase the salaries of the current executive officers over the next two years in order to align them with salaries for comparable positions at comparable companies in the industry or in industries that employ individuals with similar skills and educational background as the Company's executive officers.



     Management Incentive Plan. The Company implemented an incentive bonus plan which will pay out a percentage of base salary measured against the performance of the Company relative to certain goals for profitability and individual performance of certain key strategic objectives of the Company.


     Stock Option Grants. Grants of stock options to executive officers are based upon each executive officer's relative position, responsibilities, historical and expected contributions to the Company, and the executive officer's existing stock ownership and previous option grants. Stock options are granted at market price on the date of grant and will provide value to the executive officers only when the price of the Company's Common Stock increases over the exercise price.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Effective for fiscal year 2000, the base salary of Mr. Kriens was increased from $170,000 to $250,000 with a target bonus percentage of 60% of base salary.


MEMBERS OF THE COMPENSATION COMMITTEE
Vinod Khosla

William R. Stensrud

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                            STOCK PERFORMANCE GRAPH

     The following performance graph shows the seven-month cumulative total stockholder return assuming the investment of $100 on June 25, 1999 (the date of the Company's initial public offering) in each of Juniper Networks common stock, the Nasdaq Composite Index and the Nasdaq Telecommunications Index. The performance shown is not necessarily indicative of future performance.

            COMPARISON OF SEVEN MONTH CUMULATIVE TOTAL RETURN AMONG
                            JUNIPER NETWORKS, INC.,
                         THE NASDAQ COMPOSITE INDEX AND
                      THE NASDAQ TELECOMMUNICATIONS INDEX

                                                    JUNIPER NETWORKS            NASDAQ COMPOSITE             NASDAQ TELECOMM
                                                    ----------------            ----------------             ---------------
June-99                                                  100.00                      100.00                      100.00
September-99                                             184.14                      107.58                       94.64
December-99                                              343.87                      159.42                      153.80

                              CERTAIN TRANSACTIONS

     During our last fiscal year ending December 31, 1999, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000, and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of these people had or will have a direct or indirect material interest.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Juniper Networks believes that during 1999, all filings with the SEC by its officers, directors and 10% stockholders complied with requirements for reporting ownership and changes in ownership of Juniper Networks common stock under Section 16(a) of the Securities Exchange Act of 1934, as amended.

                                 OTHER MATTERS


     The Board of Directors knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.


     Copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 are available without charge to each stockholder, upon such stockholder's written request to the Corporate Secretary at the Company's principal executive offices at 385 Ravendale Drive, Mountain View, California 94043.

                                          THE BOARD OF DIRECTORS

April 13, 2000

                             JUNIPER NETWORKS, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                             THURSDAY, MAY 4, 2000
                                   9:00 A.M.

                        THE HISTORIC DEL MONTE BUILDING
                            100 SOUTH MURPHY STREET
                                  THIRD FLOOR
                              SUNNYVALE, CA 94086



JUNIPER NETWORKS, INC.
385 RAVENDALE DRIVE, MOUNTAIN VIEW, CA 94043                               PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 4, 2000.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1, 2 AND 3.

By signing the proxy, you revoke all prior proxies and appoint Lisa C. Berry and Marcel Gani, and each of them, with full power of substitution, to vote for shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.



                   See reverse side for voting instructions.

                                                  ------------------------------
                                                   COMPANY #
                                                   CONTROL #
                                                  ------------------------------

THERE ARE THREE WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR
SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. on May 3, 2000.

o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.

o  Follow the simple instructions the Voice provides you.

VOTE BY INTERNET -- HTTP://WWW.EPROXY.COM/JNPR/ -- QUICK *** EASY *** IMMEDIATE

o Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. on May 3, 2000.

o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Juniper Networks, Inc., c/o Shareowner Services(TM), P.O. Box 64873, St. Paul, MN 55164-0873.







      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD
                               Please detach here




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          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

1. Election of directors:     01 Scott Kriens     02 William Stensrud

[ ] Vote FOR                                 [ ] Vote WITHHELD
    all nominees                                 from all nominees
    (except as marked)

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)

2. Amendment to the Certificate of Incorporation

[ ] For                         [ ] Against                  [ ] Abstain

3. Ratification of Ernst & Young LLP as independent auditors

[ ] For                         [ ] Against                  [ ] Abstain

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THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION
IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
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Address Change? Mark Box [ ]
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Date ___________________________________

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Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.



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